Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" in the Pre Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-89953) pertaining to Aetna Life Insurance and Annuity Company Variable Life Account C, and to the use therein of our report dated February 28, 2000, with respect to the financial statements of Aetna Life Insurance and Annuity Company Variable Life Account B.

                                                          /s/ Ernst & Young LLP
Fort Wayne, Indiana
April 10, 2000